UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 5, 2025

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 avenue de la République 92320 Châtillon France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing five ordinary shares, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the registration of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 5, 2025, DBV Technologies S.A. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Citizens JMP Securities, LLC (“Citizens”) with respect to an equity offering program (the “Offering”) pursuant to which the Company may offer and sell American Depositary Shares (“ADS”), each ADS representing five ordinary shares, from time to time, through Citizens as its sales agent. Pursuant to the Sales Agreement and a prospectus supplement the Company has filed relating to the Offering, the Company may offer and sell ADSs having an aggregate offering price of up to $150.0 million (subject to French regulatory limits) from time to time through Citizens.

The issuance and sale, if any, of the ADSs by the Company under the Sales Agreement will be made pursuant to the Company’s previously filed and effective registration statement on Form S-3 (Registration Statement No. 333-271166).

Sales of the Company’s ADSs, if any, in the Offering may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), from time to time. Citizens is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on the Company’s behalf for the sale of all ADSs requested to be sold by the Company, consistent with Citizens’ normal sales and trading practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Sales may also be conducted, with the Company’s consent, in negotiated transactions.

The Company will pay Citizens a commission equal to three percent (3.0%) of the gross sales price per ADS sold through Citizens under the Sales Agreement. In addition, the Company will reimburse Citizens for certain expenses incurred in connection with the Sales Agreement, and the Company has agreed to provide indemnification and contribution to Citizens with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company is not obligated to make any sales of ADSs pursuant to the Sales Agreement. The Sales Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. Each of the Company and Citizens may terminate the Sales Agreement at any time upon ten trading days’ prior notice.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. A copy of the legal opinion of Gide Loyrette Nouel A.A.R.P.I., the Company’s French counsel, relating to the legality of the issuance of the ordinary shares in the Offering is attached as Exhibit 5.1 hereto.

This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein.

The Company issued a press release announcing the establishment of the Offering on September 5, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Sales Agreement, dated as of September 5, 2025, by and between DBV Technologies S.A. and Citizens JMP Securities, LLC

5.1	Opinion of Gide Loyrette Nouel A.A.R.P.I.

23.1	Consent of Gide Loyrette Nouel A.A.R.P.I. (included in Exhibit 5.1)

99.1	Press Release of DBV Technologies S.A. dated September 5, 2025, furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DBV Technologies S.A.

Date: September 5, 2025	By:	/s/ Virginie Boucinha
	Name:	Virginie Boucinha
	Title:	Chief Financial Officer